CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ECOMMERCELAND.COM, INC.


         ECOMMERCELAND.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         FIRST: The Corporation has not received any payment for any of its stock.

         SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Incorporators and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

                  "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefor:

                  FIRST:  The name of this Corporation is ECOMMERCELAND, INC."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by Michael E. Pfau, the Incorporator, on this 3rd day of September, 1999.


                                               -----------------------------
                                               Michael E. Pfau, Incorporator